UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2016

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Businesses and Operations

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2016, eWellness Healthcare Corporation (the “Company”) entered into a one (1) month note extension agreement (the “Firstfire Agreement”) with Firstfire Global Opportunities Fund LLC (“Firstfire”) to extend the maturity date of a two hundred seventy five thousand dollars ($275,000) senior convertible promissory note, dated December 7, 2015, between the Company and Firstfire, from June 10, 2016 to July 11, 2016.

As inducement for Firstfire to enter the Firstfire Agreement, the Company has agreed to issue to Firstfire a five-year warrant to purchase One Hundred (100,000), shares of the Company’s common stock at a cost of $1.00 (the “Firstfire Warrants”) and on June 10, 2016, the Company paid in full all outstanding interest to date of $12,000, plus a one time loan extension fee of $13,000, totaling $25,000. The Firstfire Warrants have been issued pursuant to the registration exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 11, 2016, the Company entered into a note agreement (the “New Note”) with Rodney Schoemann (“Schoemann”) the holder of a series of promissory notes (the “Outstanding Notes”) the Company issued to him in the past which, as of June 11, 2016, have an aggregate amount of outstanding balance of one hundred and fifty two thousand nine hundred eighty eight dollars & 60/100 cents ($152,988.60) (the “Principal Indebtedness”). The New Note extends the Maturity Date, of the previous note, from June 10, 2016 to July 13, 2016. On June20, 2016, the Board of Directors approved the amendment and the issuance of the Warrants.

Pursuant to the New Note, the Company agreed to repay the Principal Indebtedness, plus interest, any Risky Loan Fee(s) as defined thereof, and if the Note is not repaid by July 13, 2016, a 10% default fee to the Holder. If the Company receives $500,000 or more in its current contemplated Private Placement of up to $2,500,000, Schoemann will be paid within three business days of such funds settling in the Company’s account. Interest on the Note accrues at the rate of 12% per annum.

As additional inducement for the extension, the Company also agreed to issue the Holder Four Hundred Thousand (400,000), five (5) year common stock purchase warrants at a price of $0.80 per share (the “Schoemann Warrants”). The Warrants will have a call price of $3.50 and include a cashless exercise provision. The Schoemann Warrants have been issued pursuant to the registration exemption provided by Section 4(a)(2) of the Seucirities Act of 1933, as amended.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Please refer to Item 1.01 herein above.

On June 14, 2016, the Company closed a round of its private placement offering with an accredited investor in which it raised gross proceeds of $120,000 and sold 120,000 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase up to Sixty Thousand (60,000) shares of common stock of the Company at $1.50 per share for a period of three (3) years from the date of issuance (“the Offering Warrants”).

Copies of the Firstfire Extension Agreement and Subscription Agreement shall not be considered as an offer to sell or a solicitation of an offer to buy any securities of the Company in any jurisdiction where the offer or sale is not permitted. In addition, such materials shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description

10.1	Firstfire Extension Agreement+

10.2	Subscription Agreement

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: July 8, 2016	By:	/s/ Darwin Fogt
Darwin Fogt, Chief Executive Officer